CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2002 Stock Option and Stock Appreciation Rights Plan of Infocrossing, Inc. of our report dated February 19, 2003, with respect to the consolidated financial statements and schedule of Infocrossing, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                          /s/ Ernst & Young LLP

New York, New York
October 29, 2003